Exhibit 10.1

AMENDMENT AGREEMENT NO. 3

This Amendment Agreement No.3 (the "Agreement") dated as of January 30, 2017, is by and between Great Basin Scientific, Inc., a Delaware corporation with offices located at 420 E. South Temple, Suite 520, Salt Lake City, Utah 84111 (the "Company"), and the Holder whose signature is set forth below (the "Holder"). All terms used and not defined herein are used as defined in the Securities Purchase Agreement and the Notes (each as defined below), as applicable.

WHEREAS:

A.       The Company, the Holder and other Buyers executed and delivered a Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of June 29, 2016 in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the 1933 Act, and Rule 506(b) of Regulation D as promulgated by the SEC under the 1933 Act.

B.       The Company authorized the issuance of senior secured convertible notes of the Company (as amended prior to the date hereof, the "Notes"), in the aggregate original principal amount of $75,000,000 which Notes are convertible into shares of Common Stock, in accordance with the terms of the Notes.

C.       The Company and the Holder entered into that certain Amendment Agreement dated January 23, 2017 (as amended prior to the date hereof, the “Amendment Agreement”). In compliance with Section 19 of the Notes, the Company and the Holder, which alone represents the Required Holders (as defined in each of the Notes), desire to further amend each of the Notes as set forth herein, which amendments shall be binding on the holders of all Notes outstanding as of the execution and delivery of this Agreement by the Company and the Holder, (such time, the "Effective Time").

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. NO CHANGE TO TERMS EXCEPT AS SET FORTH. Except as explicitly set forth in this Agreement, all terms of the Securities Purchase Agreement, Notes, Warrants, the Security Documents and other Transaction Documents, as amended prior to the date hereof, are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects. Except as explicitly set forth herein, the Holder reserves all of its rights, remedies, powers, and privileges. All references herein and in the Securities Purchase Agreement, Notes, Warrants, the Security Documents and other Transaction Documents to the Notes shall mean on and after the Effective Time, respectively, the Securities Purchase Agreement, Notes, Warrants, the Security Documents and such other Transaction Documents, each as amended by this Agreement.

2. CHANGES TO THE NOTES.

Section 18(c) of the 2016 Notes is hereby amended by adding the following new clause (iii):

“(iii) Notwithstanding the foregoing, on each Date of Determination occurring during the period commencing on January 31, 2017 through and including February 2, 2017, each Holder, together with any of its Buyer Trading Affiliates, collectively, shall be permitted to sell, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) the greater of (x) 10 million shares of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar events occurring after January 30, 2017) and (y) the Holder’s Pro Rata Share for the Holder of the trading volume of Common Stock on the Principal Market (or such other primary market in which the Common Stock is then trading) as reported by Bloomberg for such Date of Determination. For avoidance of doubt, Section 18(c)(i) shall continue to apply during the period commencing on February 3, 2017 and ending with close of trading on March 1, 2017, exclusive, without giving effect to this Section 18(c)(iii).”

3. ACKNOWLEDGEMENT. The Company hereby acknowledges and agrees that as of the date hereof a Control Account Holder Release Event has occurred and is continuing.

4. RULE 144. For purposes of Rule 144 of the 1933 Act, the Company acknowledges and agrees that the holding period of the Notes, as amended by this Agreement, commenced on July 1, 2016 and the Company agrees not to take a position contrary thereto or inconsistent therewith.

5. DISCLOSURE OF TRANSACTIONS AND OTHER MATERIAL INFORMATION. The Company shall, on or before 8:30 a.m., New York City Time, January 31, 2017, file a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby attaching the form of this Agreement as exhibit to such filing (including all attachments), the "8-K Filing"). From and after the filing of the 8-K Filing, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees, agents or affiliates, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees, agents and affiliates, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder. To the extent that the Company delivers any material, non-public information to the Holder without such Holder's express prior written consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the undersigned and its affiliates will rely on the foregoing representations in effecting transactions in securities of the Company. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation.

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6.       The Company shall reimburse the Holder for its legal fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby, by paying on or prior to the fifth (5th) Business Day immediately following the date hereof any such amount to Schulte Roth & Zabel LLP (the "Counsel Expense") by wire transfer of immediately available funds in accordance with the written instructions of Schulte Roth & Zabel LLP delivered to the Company. The Counsel Expense shall be paid by the Company whether or not the transactions contemplated by this Agreement are consummated. Except as otherwise set forth above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the transactions contemplated hereby, if any.

7. MISCELLANEOUS. All provisions of Article 9 of the Securities Purchase Agreement are incorporated herein by reference mutatis mutandis; provided, however, that any amendment of this Agreement shall require the consent of the undersigned.

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IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

Great Basin Scientific, Inc.

By:
Name:
Title:

IN WITNESS WHEREOF, each Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

HOLDER:

By:

By:
Name:
Title: